LIFE RE CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     Effective as of June 30, 1996, Life Re Corporation ("Life Re"), through it subsidiary Reassure America Life Insurance Company ("REALIC"), acquired all of the outstanding common stock of Modern American Life Insurance Company and Western Pioneer Life Insurance Company (collectively "MAL/WPL") from Bankers Multiple Line Insurance Company, a subsidiary of I.C.H. Corporation, for approximately $16,000,000.

     MAL/WPL does not write new insurance policies and does not have any employees. REALIC has engaged a third party administrator to administer the acquired block of in force insurance for a fixed per policy and per transaction fee. Life Re does not plan to market new insurance policies through MAL/WPL.

     The following unaudited pro forma condensed consolidated statements of income of Life Re for the six months ended June 30, 1996 and the year ended December 31, 1995 present consolidated operating results for Life Re as if the acquisition of the common stock had occurred as of January 1, 1995. The unaudited pro forma consolidated financial data do not purport to represent what the results of operations actually would have been had the acquisition in fact occurred on the dates indicated, or to project Life Re's results of operations for any future period. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable in the circumstances. The unaudited pro forma consolidated financial information should be read in conjunction with the accompanying notes thereto and with the separate historical financial statements of Life Re as of and for the six months ended June 30, 1996, and for the year ended December 31, 1995 which are contained in Life Re's Form 10-Q for the quarterly period ended June 30, 1996 and in its Annual Report on Form 10-K for the fiscal year ended December 31, 1995, respectively.

     The pro forma adjustments and combined amounts are provided for informational purposes only. Life Re's financial statements reflect the effects of the acquisition from June 30, 1996, the date the acquisition occurred. The pro forma adjustments are applied to the historical consolidated financial statements of Life Re and MAL/WPL to account for the acquisition as a purchase. Under purchase accounting, the total purchase price is allocated to MAL/WPL's assets and liabilities based on their relative fair values. Allocations are subject to valuations as of the date of acquisition.

Life Re Corporation and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Year Ended December 31, 1995
(In thousands, except per share data)

                                                     Pro Forma   Combined
                              Life Re    MAL/WPL     Purchase    Life Re
                            Historical Historical    Adjustments Pro Forma
Revenues

Policy revenues               $383,231    $ 4,429                $387,660
Investment income, net          98,616      8,048    ($1,200)a)   105,955
                                                         491 a)
Other                                       1,036                   1,036
Realized investment gains
(losses)                         3,702     (8,345)                 (4,643)
                               -------     -------    ------      -------
  Total revenues               485,549      5,168       (709)     490,008
                               -------     -------    ------      -------

Benefits and expenses

Policy claims and benefits     281,518      5,172      2,759 b)   285,208
                                                      (4,241)b)
Commissions and allowances      91,071        334       (759)c)    90,646
Interest credited on annuity
  and interest sensitive
  life insurance products       21,241      3,373                  24,614
Amortization of value
  of business acquired           4,636        193       (193)d)     4,738
                                                         102 d)
Interest expense                10,743                             10,743
Other operating expenses        21,552     10,355     (4,349)e)    27,558
                               -------     ------     ------      -------
  Total benefits and
  expenses                     430,761     19,427     (6,681)     443,507
                               -------     ------     ------      -------

Income before income taxes      54,788    (14,259)     5,972       46,501
Provision for federal
  income taxes                  19,176        450      2,090 f)    21,716
                               -------     ------     ------      -------

Income before extraordinary
  charge                        35,612    (14,709)     3,882       24,785

Extraordinary charge, net of
  federal income tax benefit     1,004                              1,004
                               -------     ------     ------       ------

Net income                    $ 34,608   ($14,709)    $3,882     $ 23,781
                               =======     ======     ======      =======

Weighted average shares
  oustanding                    14,937                             14,937
                               =======                            =======

Earnings per common share        $2.32                              $1.59
                               =======                            =======

         See accompanying notes        2

Life Re Corporation and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Six Months Ended June 30, 1996
(In thousands, except per share data)

                                                     Pro Forma   Combined
                              Life Re    MAL/WPL     Purchase    Life Re
                            Historical Historical   Adjustments  Pro Forma
Revenues

Policy revenues               $205,195     $2,665                $207,860
Investment income, net          57,286      5,169    ($600)a)      62,101
                                                       246 a)
Other                                         511                     511
Realized investment gains       14,710        985                  15,695
                               -------      -----    -----        -------
  Total revenues               277,191      9,330     (354)       286,167
                               -------      -----    -----        -------

Benefits and expenses

Policy claims and benefits     153,321        594    3,928 b)     155,656
                                                    (2,187)b)
Commissions and allowances      49,332      1,138     (976)c)      49,494
Interest credited on annuity
  and interest sensitive
  life insurance products       14,596      2,089                  16,685
Amortization of value of
  business acquired              2,685        106     (106)d)       2,847
                                                       162 d)
Interest expense                 4,408                              4,408
Other operating expenses        13,167      1,974     (871)e)      14,270
                               -------      -----    -----        -------
  Total benefits and
    expenses                   237,509      5,901      (50)       243,360
                               -------      -----    -----        -------

Income before income taxes      39,682      3,429     (304)        42,807
Provision for federal
  income taxes                   9,149      1,444     (106)f)      10,487
                               -------      -----    -----        -------
Net income                    $ 30,533     $1,985    ($198)      $ 32,320
                               =======      =====    =====        =======

Weighted average shares
  outstanding                   14,087                             14,087
                               =======                            =======

Earnings per common share        $2.17                              $2.29
                               =======                            =======

               See accompanying notes 3

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME YEAR ENDED DECEMBER 31, 1995 AND SIX MONTHS ENDED JUNE 30, 1996


(IN THOUSANDS)
PRO FORMA PURCHASE ADJUSTMENTS

Pro forma increases (decreases) to income resulting from the allocation of purchase price based on the relative fair values of underlying net assets, as follows:

     REVENUES
     (a) Reduction in investment income related to the purchase price paid of $16,000, based upon an assumed investment yield of 7.5% (1995: $(1,200); 1996: $(600)) and to reflect increased accretion of discount on fixed maturities resulting from recording the MAL/WPL investment portfolio at fair value (1995:$491; 1996:$246).

     Benefits and Expenses
     (b) Elimination of the historical change in policy reserves pertaining to certain life insurance business (1995: $(2,759): 1996:
$(3,928)), and recording of reserve changes incorporating actuarial assumptions for the acquisition reflecting mortality, persistency, expenses and investment returns consistent with currently expected future experience (1995: $4,241; 1996: $2,187).

     (c) Elimination of historical amortization of deferred policy acquisition costs (1995: $759; 1996: $976).

     (d) Elimination of historical amortization of value of business acquired (1995: $193; 1996: $106), and recording of the amortization of actuarially determined present value of the life insurance and annuity policies acquired, discounted at 15% (1995: $(102); 1996: $(162)). The value of business acquired represents an estimate of the present value of future profits expected from the insurance policies in force at the date of the acquisition and is determined using assumptions as to mortality, persistence, investment yields and expenses consistent with those used in the determination of future policy benefits. The value of business acquired is amortized over the premium paying period of the related policies in proportion to premium income for traditional life insurance products and over the period policies are assumed to be in force (generally thirty years) in proportion to the present value of gross profits for universal life and deferred annuity products.

     (e) Elimination of MAL/WPL's historical operating expenses, principally marketing and corporate administrative costs and the inclusion of the estimated expenses to be incurred in the operation at MAL/WPL subsequent to the acquisition, principally expenses attributable to a third party administrator. Other operating expenses in 1995 include a $4,000 litigation settlement charge which has not been eliminated. A summary of these costs is as follows:

                                               Year Ended       Six Months
                                               December 31,    Ended June 30,
                                                   1995             1996
                                               ------------    --------------

     Elimination of MAL/WPL historical
       operating expenses
       (except litigation charge)                  $ 6,355           $1,974
     Third party administration fees                (1,352)            (676)
     Consulting fees                                  (100)             (50)
     Premium taxes and other fees                     (454)            (327)
    Other                                             (100)             (50)
                                                    ------            -----
                                                   $ 4,349           $  871
                                                    ======            =====


     (f) Pro forma income tax effects of the foregoing adjustments based on the statutory tax rate of 35% (1995: $(2,090); 1996: $(106).

                                        5